Exhibit 21.1

QUANTA SERVICES, INC.—SUBSIDIARIES LIST

The following is a list of the significant subsidiaries of Quanta Services, Inc. showing the place of incorporation or organization and the names under which each subsidiary does business. The names of certain subsidiaries are omitted as such subsidiaries, considered as a single subsidiary, would not constitute a significant subsidiary.

Subsidiary	State of Incorporation
129888 Alberta Ltd.	Alberta
618232 Alberta Ltd.	Alberta
All Power Products Inc.	Alberta
Allteck Line Contractors (USA), Inc.	Washington
Allteck Line Contractors Inc.	British Columbia
CAN-FER Utility Services, LLC	Delaware
Coe Drilling Pty Ltd.	Victoria, Australia
Conam Construction Co.	Texas
Conti Communications, Inc.	Delaware
Croce Electric Company, Inc.	Delaware
Croce Electric Company
Crux Subsurface, Inc.	Delaware
Inland Pacific Drill Supply
Quanta LXV Acquisition, Inc.
Dacon Corporation	Delaware
Danford Technologies, Inc.	British Columbia
Dashiell Corporation	Delaware
Dacon Corporation
Dashiell (DE), LLC
Digco Utility Construction, L.P.	Delaware
Ranger Field Services
EHV Elecon, Inc.	Puerto Rico
EHV Power ULC	British Columbia
EHV Power ULC Corp.
Energy Construction Services, Inc.	Delaware
Five Points Construction Co.	Texas
H. C. Price Canada Company	Nova Scotia
H.L. Chapman Pipeline Construction, Inc.	Delaware
DB Utilities
Chapman Pipeline Construction, Inc., H.L.
Sullivan Welding
InfraSource Construction, LLC	Delaware
IUC Illinois, LLC
IUC Nebraska, LLC
IUC Underground, LLC
InfraSource Construction Services, LLC	Georgia
InfraSource FI, LLC	Delaware
InfraSource Field Services, LLC	Delaware
InfraSource Installation, LLC	Delaware
InfraSource, LLC	Delaware

Subsidiary	State of Incorporation
IUS Underground, LLC
InfraSource Services, LLC	Delaware
InfraSource Transmission Services Company	Arizona
InfraSource Underground Construction, Inc.	Delaware
InfraSource Underground Services Canada, Inc.	Delaware
Inline Devices, LLC	Texas
IonEarth, LLC	Michigan
Intermountain Electric, Inc.	Colorado
Colorado IM Electric
Grand Electric
IME
Irby Construction Company	Mississippi
Irby Construction Company, Inc.
Okay Construction Company
Island Mechanical Corporation	Hawaii
Lindsey Electric, L.P.	Texas
Manuel Bros., Inc.	Delaware
Renaissance Construction
Western Directional
McGregor Construction 2000 Ltd	Alberta
Mears Canada Corp.	Nova Scotia
Mears Group, Inc.	Delaware
DE Mears Group, Inc.
Mears Group Pty Ltd	Victoria, Australia
Allteck Power
Mears/CPG LLC	Michigan
Mearsmex S. de R.L. de C.V.	Mexico
Mejia Personnel Services, Inc.	Texas
Microline Technology Corporation	Michigan
M.J. Electric, LLC	Delaware
M.J. Electric, LLC Iron Mountain
M.J. Electric, Iron Mountain
Iron Mountain M.J. Electric, LLC
Great Lakes Line Builders
M.J. Electric California, Inc.	Delaware
North Houston Pole Line, L.P.	Delaware
North Houston Pole Line Corp.
Quanta Foundation Services
Quanta Foundation Services, Limited Partnership
North Sky Engineering, Inc.	Delaware
NorthStar Energy Services, Inc.	North Carolina
Bradford Brothers, Inc.
BBI Bradford Brothers, Incorporated
Quanta Underground Services
Nova NextGen Solutions, LLC	Delaware
O. J. Pipelines Canada Corporation	New Brunswick
O. J. Pipelines Canada Limited Partnership.	Alberta

Subsidiary	State of Incorporation
O. J. Industrial Maintenance
RMS Welding Systems
PAR Electrical Contractors, Inc.	Missouri
Computapole
Longfellow Drilling
Longfellow Drilling, Inc.
Par Infrared Consultants
Riggin & Diggin Line Construction
Seaward
Seaward Corporation
Union Power Construction Company
PAR Internacional, S. de R.L. de C.V.	Mexico
Phasor Engineering Inc.	Alberta
Potelco, Inc.	Washington
Kingston Constructors
Kuenzi Construction
NorAm Telecommunications
Potelco Incorporated
Price Gregory Construction, Inc.	Delaware
Price Gregory International, Inc.	Delaware
Price Gregory Services, LLC	Delaware
PWR Financial Company	Delaware
PWR Network, LLC	Delaware
QCS ECS 0927 Development Ltd.	British Columbia
QPS Engineering, LLC	Delaware
QSI Finance Canada ULC	British Columbia
QSI Finance I (US), Inc.	Delaware
QSI Finance II (Lux) S.à r.l	Luxembourg
QSI Finance III (Canada) ULC	British Columbia
QSI Finance IV (Canada) ULC	British Columbia
QSI Finance V (US), LLP	Delaware
QSI Finance VI (Canada) ULC	British Columbia
QSI Finance VII (Canada) Limited Partnership	British Columbia
QSI Finance VIII (Canada) ULC	British Columbia
QSI Finance IX (Canada) Limited Partnership	British Columbia
QSI, Inc.	Delaware
Quanta Asset Management LLC	Delaware
Quanta Associates, L.P.	Texas
Quanta Capital Solutions, Inc.	Delaware
Quanta Delaware, Inc.	Delaware
Quanta Electric Power Services, LLC	Delaware
Quanta Energy Services, LLC	Delaware
Quanta Fiber Networks, Inc.	Delaware
Quanta Government Services, Inc.	Delaware
Quanta Government Solutions, Inc.	Delaware
Quanta Holdings 1 GP, LLC	Delaware
Quanta International Holdings, Ltd.	British Virgin Islands

Subsidiary	State of Incorporation
Quanta International Limited	British Virgin Islands
Quanta Philippines
Quanta International Services, Inc.	Delaware
Quanta LXVII Acquisition, Inc.	Delaware
Quanta LXVIII Acquisition, Inc.	Delaware
Quanta LXIX Acquisition, Inc.	Delaware
Quanta LXX Acquisition, Inc.	Delaware
Quanta LXXI Acquisition, Inc.	Delaware
Quanta LXXII Acquisition, Inc.	Delaware
Quanta LXXIII Acquisition, Inc	Delaware
Quanta Middle East, LLC	Qatar
Quanta Pipeline Services, Inc.	Delaware
Quanta Power, Inc.	Delaware
Quanta Construction Services, Inc.
Quanta Power Generation, Inc.	Delaware
Quanta Fossil Power
Quanta Renewable Energy
Quanta Power Solutions India Private Limited	India
Quanta Receivables, L.P.	Delaware
Quanta Services Africa (PTY) LTD.	South Africa
Ambrizo Investments 469 (PTY) LTD.
Quanta Services CC Canada Ltd.	British Columbia
Quanta Services Chile SpA	Chile
Quanta Services Colombia S.A.S.	Colombia
Quanta Services Contracting, Inc.	Delaware
Quanta Services Costa Rica Ltda.	Costa Rica
Quanta Services Guatemala Ltda.	Guatemala
Quanta Services (India) Ltd.	British Virgin Islands
Quanta Services Management Partnership, L.P.	Texas
Quanta Services Netherlands B.V.	Netherlands
Quanta Technology Europe
Quanta Services of Canada Ltd.	British Columbia
Quanta Services Peru S.A.C.	Peru
Quanta Technology Canada ULC	British Columbia
Quanta Technology, LLC	Delaware
Quanta Tecnologia do Brasil Ltda.	Brazil
Quanta Towergen Private Limited	Bangalore, India
Quanta Utility Installation Company, Inc.	Delaware
Quanta Utility Services – Gulf States, Inc.	Delaware
De Southeast Pipeline Construction, Inc.
Quanta Utility Services of Canada Inc.	British Columbia
QuantaWorks, LLC	Delaware
Realtime Engineers, Inc.	Delaware
Realtime Utility Engineers, Inc.	Wisconsin
InfraSource Engineering Company
InfraSource Engineering Company, PC
RMS Holdings, LLC	Delaware

Subsidiary	State of Incorporation
Road Bore Corporation	Hawaii
Service Electric Company	Delaware
Dillard Smith Construction Company
Dillard Smith Construction Company (Delaware)
P.D.G. Electric
Service Electric Company of Delaware
Servicios Par Electric, S. de R.L. de C.V.	Mexico
Sharp’s Construction Services 2006 Ltd.	Alberta
Southwest Trenching Company, Inc.	Texas
Sumter Utilities, Inc.	Delaware
Sumter Builders Construction Contracting
Sunesys, LLC	Delaware
Sunesys, LLC of Delaware
Sunesys of Massachusetts, LLC	Delaware
Sunesys of Virginia, Inc.	Virginia
The Ryan Company, Inc.	Massachusetts
Eastern Communications
Ryan Company Inc. (The)
The Ryan Company Inc. of Massachusetts
The Ryan Company of Massachusetts
The Ryan Company Incorporated of Massachusetts
The Ryan Company Incorporated Electrical Contractors
Tom Allen Construction Company	Delaware
TA Construction
Allen Construction Company, Tom
Total Quality Management Services, LLC	Delaware
Underground Construction Co., Inc.	Delaware
Delaware Underground Construction Co.
Maryland Underground Construction Co., Inc.
Underground Construction Co., Inc. (Delaware)
UCC-Underground Construction Co., Inc.
Utilimap Corporation	Missouri
Utility Line Management Services, Inc.	Delaware
Valard Construction Ltd.	British Columbia
Quanta Services EC Canada Ltd.
Valard Construction LP	Alberta
Valard Construction 2008 Ltd.	Alberta
Valard Construction (Manitoba) Ltd.	Manitoba
Valard Construction (Ontario) Ltd.	Ontario
Valard Norway AS	Norway
Valard Sweden AB	Sweden
Valard Wellpoint Systems Ltd.	Alberta
VCS Sub, Inc.	California
Winco, Inc.	Oregon
Winco Powerline Services
Winco Powerline Services, Inc.